NEWS RELEASE

Exhibit 99.1

MATTEL REPORTS FIRST QUARTER 2017 FINANCIAL RESULTS
AND DECLARES QUARTERLY DIVIDEND

First Quarter Highlights1

•	Worldwide net sales and gross sales down 15% as reported and in constant currency.

•
Lower sales in North America and Europe, partially offset by strong performance in Asia Pacific (net sales and gross sales up 17% as reported), and continued momentum in Latin America (net sales down 1% and gross sales up 4% as reported).

•	POS remains strong across key core brands: Barbie®, Hot Wheels® and Fisher-Price®.[2]

•	Board declared a 2017 second quarter cash dividend of $0.38 per share, which is flat compared to the second quarter of 2016.

EL SEGUNDO, Calif., April 20, 2017 - Mattel, Inc. (NASDAQ: MAT) today reported first quarter 2017 financial results.
“Our Q1 results were below our expectations due to the retail inventory overhang coming out of the holiday period, but we remain encouraged by strong performance at retail for our key core brands, including Barbie, Hot Wheels and Fisher-Price as well as sustained momentum in high-growth markets like China," said Margo Georgiadis, CEO of Mattel. "We are confident we have worked through the majority of this overhang and look forward to a strong launch of Disney’s Cars 3 theatrical release in the second quarter. While we have a lot of work to do to successfully position Mattel for the future, we see a clear runway to improving growth and profitability over time.”
For the first quarter of 2017, net sales and gross sales were down 15% as reported and in constant currency versus the prior year’s first quarter. Reported operating loss was $127.0 million, and adjusted operating loss was $122.1 million. Reported loss per share was $0.33, and adjusted loss per share was $0.32.
Financial Overview
For the first quarter, net sales in the North American Region decreased by 23% as reported and in constant currency, versus the prior year ’s first quarter; gross sales in the North American Region decreased by 24% as reported and in constant currency. In the International Region, net sales decreased by 2% as reported, and decreased by 1% in constant currency; gross sales in the International Region decreased by 2% as reported, and were flat in constant currency. Gross margin for the quarter decreased 680 basis points, driven mainly by higher obsolescence expense, unfavorable impact of fixed cost absorption due to lower sales, unfavorable foreign currency and lower licensing income. Reported other selling and administrative expenses decreased $18.7 million; adjusted other selling and administrative expenses for the quarter decreased $13.1 million, reflecting continuous cost improvement initiatives and favorable foreign exchange. Reported operating loss for the quarter was $127.0 million, compared to the prior year's first quarter reported operating loss of $49.1 million. Adjusted operating loss for the quarter was $122.1 million, compared to the prior year's first quarter adjusted operating loss of $38.6 million.
For the quarter, net cash flows used for operating activities were approximately $310 million, an increase of approximately $221 million versus the prior year’s first quarter, primarily driven by higher working capital usage and higher net loss. Cash flows used for investing activities were approximately $45 million, a decrease of approximately $10 million versus the prior year’s first quarter, primarily driven by a decrease in payments for acquisitions, partially offset by changes in foreign currency forward exchange contracts for the year. For the quarter, cash flows used for financing activities and other were approximately $133 million, compared to approximately $149 million in the prior year’s first quarter, primarily driven by lower proceeds from the exercise of stock options.
The Company's debt-to-total capital ratio as of March 31, 2017 was 51.1%.

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1 Please refer to Non-GAAP Financial Measures for a glossary of non-GAAP financial measures used herein, including gross sales, adjusted other selling and administrative expenses, adjusted operating income (loss), adjusted earnings (loss) per share and constant currency.
2 Mattel internal analysis, at wholesale; excludes American Girl.
1

NEWS RELEASE

Capital Deployment
The Board of Directors declared a 2017 second quarter cash dividend of $0.38 per share, which is flat compared to the second quarter of 2016. The dividend will be payable on June 9, 2017 to stockholders of record on May 19, 2017.
Sales by Brand
Mattel Girls and Boys Brands
For the first quarter, worldwide gross sales for Mattel Girls & Boys Brands were $441.1 million, down 16% as reported and in constant currency, versus the prior year’s first quarter. Worldwide gross sales for the Barbie brand were down 13% as reported, and down 12% in constant currency, versus the prior year’s first quarter. Worldwide gross sales for Other Girls brands were down 34% as reported and in constant currency, versus the prior year’s first quarter. Worldwide gross sales for the Wheels category were up 4% as reported and in constant currency, versus the prior year’s first quarter. Worldwide gross sales for the Entertainment business were down 27% as reported and in constant currency, versus the prior year’s first quarter.
Gross sales for Mattel Girls & Boys Brands in the International Region were $238.4 million, down 2% as reported and down 1% in constant currency, versus the prior year’s first quarter. Gross sales for Mattel Girls & Boys Brands in the North American Region were $202.7 million, down 29% as reported and in constant currency, versus the prior year’s first quarter.
Fisher-Price Brands
For the first quarter, worldwide gross sales for Fisher-Price Brands, which includes the Fisher-Price Core, Fisher-Price Friends and Power Wheels® brands, were $246.9 million, down 9% as reported, and down 8% in constant currency, versus the prior year’s first quarter.
Gross sales for Fisher-Price Brands in the International Region were $113.8 million, up 1% as reported and up 4% in constant currency, versus the prior year’s first quarter. Gross sales for Fisher-Price Brands in the North American Region were $133.1 million, down 17% as reported and in constant currency, versus the prior year’s first quarter.
American Girl Brands
For the first quarter, worldwide gross sales for American Girl Brands®, which offers American Girl-branded products directly to consumers, were $82.2 million, down 12% as reported and in constant currency, versus the prior year’s first quarter.
Construction and Arts & Crafts Brands
For the first quarter, worldwide gross sales for Construction and Arts & Crafts Brands, which includes the MEGA BLOKS® and RoseArt® brands, were $38.5 million, down 38% as reported and in constant currency, versus the prior year’s first quarter.
Conference Call and Live Webcast
At 5:00 p.m. (Eastern Time) today, Mattel will host a conference call with investors and financial analysts to discuss its 2017 first quarter financial results. The conference call will be webcast on Mattel's Investor Relations website, http://investor.shareholder.com/mattel. To listen to the live call, log on to the website at least 10 minutes early to register, download and install any necessary audio software. An archive of the webcast will be available on the Company's website for 90 days and may be accessed beginning approximately two hours after the completion of the live call. A telephonic replay of the call will be available beginning at 8:00 p.m. Eastern Time the evening of the call until Thursday, April 27, 2017, and may be accessed by dialing +1-404-537-3406. The passcode is 87591604.

NEWS RELEASE

Forward-Looking Statements
This press release contains forward-looking statements on a variety of matters. These forward-looking statements are based on currently available operating, financial, economic and other information, and are subject to a number of significant risks and uncertainties. A variety of factors, many of which are beyond our control, could cause actual future results to differ materially from those projected in the forward-looking statements. Some of these factors are described in the Company’s periodic filings with the Securities and Exchange Commission, including the “Risk Factors” section of Mattel’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and Mattel’s Quarterly Reports on Form 10-Q for fiscal year 2016, as well as in Mattel’s other public statements. Mattel does not update forward-looking statements and expressly disclaims any obligation to do so.
Non-GAAP Financial Measures
To supplement our financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Mattel presents certain non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The non-GAAP financial measures that Mattel uses in this earnings release include gross sales, adjusted other selling and administrative expenses, adjusted operating income (loss), adjusted earnings (loss) per share and constant currency. Mattel uses these metrics to analyze its continuing operations and to monitor, assess and identify meaningful trends in its operating and financial performance, and each is discussed in detail below. Mattel believes that the disclosure of non-GAAP financial measures provides useful supplemental information to investors to be able to better evaluate ongoing business performance and certain components of the Company’s results. These measures are not, and should not be viewed as, substitutes for GAAP financial measures. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are attached to this earnings release as exhibits and to our earnings slide presentation as an appendix.
This earnings release and our earnings slide presentation are available on Mattel's Investor Relations website, http://investor.shareholder.com/mattel, under the subheading “Financial Information - Earnings Releases.”
Gross sales
Gross sales represent sales to customers, excluding the impact of sales adjustments. Net sales, as reported, include the impact of sales adjustments, such as trade discounts and other allowances. Mattel presents changes in gross sales as a metric for comparing its aggregate, brand and geographic results to highlight significant trends in Mattel’s business. Changes in gross sales are discussed because, while Mattel records the details of such sales adjustments in its financial accounting systems at the time of sale, such sales adjustments are generally not associated with brands and individual products, making net sales less meaningful. Since sales adjustments are determined by customer rather than at the brand level, Mattel believes that the disclosure of gross sales by brand is useful supplemental information for investors to be able to assess the performance of its underlying brands (e.g., Barbie) and also enhances their ability to compare sales trends over time.
Adjusted other selling and administrative expenses
Adjusted other selling and administrative expenses represents Mattel’s reported other selling and administrative expenses, adjusted to exclude the impact of expenses associated with the acquisition and integration of an acquired business and restructuring and restructuring-related expenses, which are not part of Mattel’s core business. Adjusted other selling and administrative expenses is presented to provide additional perspective on underlying trends in Mattel’s core other selling and administrative expenses, which Mattel believes is useful supplemental information for investors to be able to gauge and compare Mattel’s current business performance from one period to another.
Adjusted operating income (loss)
Adjusted operating income (loss) represents Mattel’s reported operating loss, adjusted to exclude the impact of expenses associated with the acquisition and integration of an acquired business and restructuring and restructuring-related expenses, which are not part of Mattel’s core business. Adjusted operating income (loss) is presented to provide additional perspective on underlying trends in Mattel’s core operating results, which Mattel believes is useful supplemental information for investors to be able to gauge and compare Mattel’s current business performance from one period to another.

NEWS RELEASE

Adjusted earnings (loss) per share
Adjusted earnings (loss) per share represents Mattel’s reported diluted earnings (loss) per common share, adjusted to exclude the impact of expenses associated with the acquisition and integration of an acquired business, restructuring and restructuring-related expenses, sale of non-core assets, and currency devaluations, which are not part of Mattel's core business. The aggregate tax effect of the adjustments is calculated by tax effecting the adjustments by the current effective tax rate, and dividing by the reported weighted average number of common and potential common shares.
Adjusted earnings (loss) per share is presented to provide additional perspective on underlying trends in Mattel’s core business. Mattel believes it is useful supplemental information for investors to gauge and compare Mattel’s current earnings results from one period to another. Adjusted earnings (loss) per share is a performance measure and should not be used as a measure of liquidity.
Constant currency
Percentage changes in results expressed in constant currency are presented excluding the impact from changes in currency exchange rates. To present this information, Mattel calculates constant currency information by translating current period and prior period results for entities reporting in currencies other than the US dollar using consistent exchange rates. The consistent exchange rates are determined by Mattel at the beginning of each year and are applied consistently during the year. They are generally different from the actual exchange rates in effect during the current or prior period due to volatility in actual foreign exchange rates. Mattel considers whether any changes to the constant currency rates are appropriate at the beginning of each year. The exchange rates used for these constant currency calculations are generally based on prior year actual exchange rates. The difference between the current period and prior period results using the consistent exchange rates reflects the changes in the underlying performance results, excluding the impact from changes in currency exchange rates. Mattel analyzes constant currency results to provide additional perspective on changes in underlying trends in Mattel’s operating performance. Mattel believes that the disclosure of the percentage change in constant currency is useful supplemental information for investors to be able to gauge Mattel’s current business performance and the longer term strength of its overall business since foreign currency changes could potentially mask underlying sales trends. The disclosure of the percentage change in constant currency enhances investor’s ability to compare financial results from one period to another.
About Mattel
Mattel is a creations company that inspires the wonder of childhood. Our mission is to be the recognized leader in play, learning and development worldwide. Mattel’s portfolio of global consumer brands includes American Girl®, Barbie®, Fisher-Price®, Hot Wheels®, Monster High® and Thomas & Friends™, among many others. Mattel also creates a wealth of lines and products made in collaboration with leading entertainment and technology companies. With a global workforce of approximately 32,000 people, Mattel operates in 40 countries and territories and sells products in more than 150 nations. Visit us online at www.mattel.com.
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Contacts:

News Media	Securities Analysts
Alex Clark	David Zbojniewicz
310-252-6397	310-252-2703
alex.clark@mattel.com	david.zbojniewicz@mattel.com

MAT-FIN MAT-CORP

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT I

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	For the Three Months Ended March 31,
	2017		2016		Yr / Yr % Change as Reported	Yr / Yr % Change in Constant Currency
(In millions, except per share and percentage information)	$ Amt	% Net Sales	$ Amt	% Net Sales
Net Sales	$735.6		$869.4		-15%	-15%
Cost of sales	456.8	62.1%	480.7	55.3%	-5%
Gross Profit	278.8	37.9%	388.7	44.7%	-28%	-26%
Advertising and promotion expenses	73.6	10.0%	86.9	10.0%	-15%
Other selling and administrative expenses	332.2	45.2%	350.9	40.4%	-5%
Operating Loss	(127.0)	-17.3%	(49.1)	-5.7%	158%	150%
Interest expense	22.0	3.0%	22.5	2.6%	-2%
Interest (income)	(2.5)	-0.3%	(2.4)	-0.3%	4%
Other non-operating (income) expense, net	(0.8)		24.3
Loss Before Income Taxes	(145.7)	-19.8%	(93.5)	-10.8%	56%	52%
Benefit from income taxes	(32.5)		(20.5)
Net Loss	$(113.2)	-15.4%	$(73.0)	-8.4%	55%
Net Loss Per Common Share - Basic	$(0.33)		$(0.21)
Weighted average number of common shares	342.9		340.4
Net Loss Per Common Share - Diluted	$(0.33)		$(0.21)
Weighted average number of common and potential common shares	342.9		340.4

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT II

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,		December 31,
	2017	2016	2016
(In millions)	(Unaudited)
Assets
Cash and equivalents	$381.9	$599.7	$869.5
Accounts receivable, net	806.8	748.1	1,115.2
Inventories	769.8	698.3	613.8
Prepaid expenses and other current assets	362.9	349.9	341.5
Total current assets	2,321.4	2,396.0	2,940.0
Property, plant, and equipment, net	783.5	732.7	774.0
Other noncurrent assets	2,816.0	2,840.2	2,779.8
Total Assets	$5,920.9	$5,968.9	$6,493.8

Liabilities and Stockholders’ Equity
Short-term borrowings	$180.0	$—	$192.2
Current portion of long-term debt	250.0	300.0	—
Accounts payable and accrued liabilities	931.7	919.7	1,293.7
Income taxes payable	9.3	14.4	19.7
Total current liabilities	1,371.0	1,234.1	1,505.6
Long-term debt	1,885.0	1,785.4	2,134.3
Other noncurrent liabilities	449.0	474.3	446.1
Stockholders’ equity	2,215.9	2,475.1	2,407.8
Total Liabilities and Stockholders’ Equity	$5,920.9	$5,968.9	$6,493.8

SUPPLEMENTAL BALANCE SHEET AND CASH FLOW DATA (Unaudited)

	March 31,
(In millions, except days and percentage information)	2017	2016
Key Balance Sheet Data:
Accounts receivable, net days of sales outstanding (DSO)	93	77
Total debt outstanding	$2,315.0	$2,085.4
Total debt-to-total capital ratio	51.1%	45.7%

	Three Months Ended March 31,
(In millions)	2017 (a)	2016
Condensed Cash Flow Data:
Cash flows (used for) operating activities	$(310)	$(89)
Cash flows (used for) investing activities	(45)	(55)
Cash flows (used for) financing activities and other	(133)	(149)
Decrease in cash and equivalents	$(488)	$(293)

(a)	Amounts shown are preliminary estimates. Actual amounts will be reported in Mattel's Quarterly Report on Form 10-Q for the quarter ended March 31, 2017.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT III

WORLDWIDE GROSS SALES INFORMATION (Unaudited)
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

	For the Three Months Ended March 31,
(In millions, except percentage information)	2017	2016
			% Change as Reported	% Change in Constant Currency
Reconciliation of Non-GAAP to GAAP Financial Measure:
Net Sales	$735.6	$869.4	-15%	-15%
Sales Adjustments[1]	79.0	92.7
Gross Sales	$814.6	$962.1	-15%	-15%

Worldwide Gross Sales by Brand:
Mattel Girls & Boys Brands	$441.1	$527.9	-16%	-16%
Fisher-Price Brands	246.9	272.6	-9	-8
American Girl Brands	82.2	93.3	-12	-12
Construction and Arts & Crafts Brands	38.5	61.9	-38	-38
Other	5.9	6.4
Gross Sales	$814.6	$962.1	-15%	-15%

Worldwide Gross Sales - Mattel Girls & Boys Brands:
Barbie	$123.4	$141.1	-13%	-12%
Other Girls	47.8	72.4	-34	-34
Wheels	139.8	134.9	4	4
Entertainment	130.1	179.5	-27	-27
Gross Sales	$441.1	$527.9	-16%	-16%

1 Sales adjustments are not allocated to individual products. As such, net sales are only presented on a consolidated basis and not on a brand level.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT IV

GROSS SALES BY REGION (Unaudited)
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

	For the Three Months Ended March 31,
(In millions, except percentage information)	2017	2016
			% Change as Reported	% Change in Constant Currency
Total International Region
Net Sales	$311.5	$319.3	-2%	-1%
Sales Adjustments	54.8	55.5
Gross Sales	$366.3	$374.8	-2%	—%

International Region Gross Sales
Europe
Net Sales	$174.0	$192.7	-10%	-6%
Sales Adjustments	33.4	38.6
Gross Sales	$207.4	$231.3	-10%	-7%

Latin America
Net Sales	$59.6	$60.2	-1%	-3%
Sales Adjustments	10.2	7.0
Gross Sales	$69.8	$67.2	4%	2%

Asia Pacific
Net Sales	$77.9	$66.4	17%	19%
Sales Adjustments	11.2	9.9
Gross Sales	$89.1	$76.3	17%	18%

International Region Gross Sales by Brand:
Mattel Girls & Boys Brands	$238.4	$243.1	-2%	-1%
Fisher-Price Brands	113.8	112.5	1	4
Construction and Arts & Crafts Brands	14.1	19.1	-26	-25
Other	—	0.1
Gross Sales	$366.3	$374.8	-2%	—%

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT V

GROSS SALES INFORMATION (Unaudited)

	For the Three Months Ended March 31,
(In millions, except percentage information)	2017	2016
			% Change as Reported	% Change in Constant Currency
North American Region Gross Sales[1]
Net Sales	$424.1	$550.1	-23%	-23%
Sales Adjustments	24.2	37.2
Gross Sales	$448.3	$587.3	-24%	-24%

North American Region Gross Sales by Brand:
Mattel Girls & Boys Brands	$202.7	$284.8	-29%	-29%
Fisher-Price Brands	133.1	160.1	-17	-17
American Girl Brands	82.2	93.3	-12	-12
Construction and Arts & Crafts Brands	24.4	42.8	-43	-43
Other	5.9	6.3
Gross Sales	$448.3	$587.3	-24%	-24%

1 Consists of U.S., Canada, and American Girl.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT VI

SUPPLEMENTAL FINANCIAL INFORMATION (Unaudited)
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

	For the Three Months Ended March 31,
(In millions, except per share and percentage information)	2017	2016

Other Selling and Administrative Expenses
Other Selling and Administrative Expenses, As Reported	$332.2	$350.9
% of Net Sales	45.2%	40.4%
Adjustments:
Non-recurring Executive Compensation	(1.9)	—
Integration & Acquisition Costs (1)	—	(0.7)
Severance and Restructuring Expenses	(3.0)	(9.8)
Other Selling and Administrative Expenses, As Adjusted	$327.3	$340.4
% of Net Sales	44.5%	39.2%

Operating Loss
Operating Loss, As Reported	$(127.0)	$(49.1)
Adjustments:
Non-recurring Executive Compensation	1.9	—
Integration & Acquisition Costs (1)	—	0.7
Severance and Restructuring Expenses	3.0	9.8
Operating Loss, As Adjusted	$(122.1)	$(38.6)

Earnings Per Share
Net Loss Per Common Share, As Reported	$(0.33)	$(0.21)
Adjustments:
Non-recurring Executive Compensation	0.01	—
Severance and Restructuring Expenses	0.01	0.03
Sale of Assets	—	(0.01)
Venezuela Currency Devaluation Loss	—	0.07
Tax Effect of Adjustments (2)	(0.01)	(0.02)
Net Loss Per Common Share, As Adjusted	$(0.32)	$(0.14)

(1)	Includes Integration & Acquisition Costs for Fuhu and Sproutling in 2016.

(2)
The aggregate tax effect of the adjustments is calculated by tax effecting the adjustments by the current effective tax rate, and dividing by the reported weighted average number of common and potential common shares.